UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 3, 2005


                   SECURED INVESTMENT RESOURCES FUND, L.P. II
             (Exact name of Registrant as specified in its charter)


       Delaware                        0-16798                   36-3451000
(State or other jurisdiction        (Commission               (I.R.S. Employer
   of incorporation)                File Number)          Identification Number)


      199 S. Los Robles Ave., Suite 200                 (626) 585-5920
            Pasadena, CA 91101
 (Address of principal executive offices)        (Registrant's telephone number)


         4200 Blue Ridge Blvd., Ste. LH-06, Kansas City, Missouri 64133
                         (Former Name or Former Address)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.01         Changes in Control of Registrant


     On March 3, 2005, Millenium Management, LLC, a California limited liability company ("Millenium") became the sole general partner of the Registrant, assuming control from the prior general partners: James R. Hoyt and Secured Investment Resources II, Inc.; pursuant to the vote of limited partners holding a majority of the units of limited partnership interest and the approval of the Court and court-appointed receiver in the case captioned Everest Management, LLC, et al. v. James R. Hoyt, et al., (District Court, Johnson County, Kansas, Case No. 03CV07056) (the "Litigation"). The Litigation involved the Registrant and another limited partnership controlled by Mr. Hoyt, and certain terms of the settlement are related to the foregoing change of control.

     The principal terms of the Settlement Agreement were as follows.

     All unit holders have been admitted as substitute limited partners with respect to the units they currently hold, and upon the Effective Date of the Settlement Agreement, the current general partners were removed and Millenium became the successor general partner of the Registrant, in accordance with the Registrant's limited partnership agreement and the majority vote received by Millenium.

     Mr. Hoyt signed a Promissory Note to repay all advances taken from the Registrant, which amount is initially set at $2.5 Million but shall be adjusted by auditors to ensure that Mr. Hoyt must repay all unrepaid loans or advances made to him and any other amounts taken in contravention of the Registrant's limited partnership agreement. The Promissory Note provides for repayment to be made over ten (10 ) years, with interest being charged at a variable rate of the Prime Rate plus one percent (1%).

     All payments to be made by Millenium to Mr. Hoyt for his general partner interest (as required by the Registrant's limited partnership agreement) and for the units of limited partnership interest he owns shall be made directly to the Registrant towards the amount owed by Mr. Hoyt.

     Millenium does not own any limited partnership units, but affiliates of Millenium owned 184 units prior to the Settlement Agreement, and an affiliate acquired an additional 62 units as a result of the Settlement Agreement, which together represent 0.46% of the 53,661 limited partnership units outstanding.

     No material amount of monetary consideration was paid in connection with the Settlement Agreement. Any amounts paid by Millenium or its affiliates were paid from their cash on hand.

     Other  than  the  Settlement   Agreement  described  above,  there  are  no
arrangements  or   understandings   between  the  former  general  partners  and
Millenium, or any of their associates, regarding the Registrant.



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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SECURED INVESTMENT RESOURCES FUND, L.P. II
                                By: Millenium Management, LLC, General Partner


                                By: /s/ W. Robert Kohorst
                                    -------------------------
                                    W. Robert Kohorst, President

                                Date: March 8, 2005